EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Century Aluminum Company on Form S-8 for the Ravenswood Aluminum Corporation United Steelworkers of America Savings Plan of our report dated February 11 appearing in the Annual Report on Form 10-K for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Charleston, West Virginia


June 6, 1997